INNOVIR LABORATORIES, INC. AND SUBSIDIARIES
(FORMERLY VIMRX HOLDINGS, LTD. AND SUBSIDIARIES)
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF COMPUTATION OF PER SHARE DATA



                                                                                            FOR THE PERIOD
                                                 FOR THE YEAR ENDED                   JANUARY 6, 1995 (INCEPTION)
                                                 SEPTEMBER 30,1996                        TO DECEMBER 31, 1995
                                             ---------------------------------      --------------------------------
                                              PRIMARY          FULLY DILUTED          PRIMARY          FULLY DILUTED
                                             ---------        ---------------        -----------      ---------------

Net loss ..............................     $ (19,666,000)    $ (19,666,000)         $(2,026,000)        $(2,026,000)
                                            =============     =============          ===========         ===========
Weighted average number of
 common shares outstanding ............                           9,685,000                                9,500,000

Shares issuable upon conversion of
 convertible equity securities ........                           9,123,000                                8,667,000

Shares issuable upon exercise of
 outstanding options and warrants .....                           2,102,000                                2,000,000

Shares assumed to be repurchased
 under the treasury stock method ......                          (1,197,000)                                (359,000)
                                                               ------------                               ----------
Number of common shares used in
 computing per share data .............        9,685,000         19,713,000            9,500,000          19,808,000
                                            =============     =============          ===========         ===========
              Net loss per share ......     $      (2.03)     $       (1.00)         $     (0.21)        $     (0.10)
                                            =============     =============          ===========         ===========